SALE AND ASSIGNMENT


STATE OF LOUISIANA

PARISH OF JEFFERSON

     KNOW ALL MEN BY THESE PRESENTS, that STONE ENERGY CORPORATION, a Delaware corporation, herein represented by E. J. Louviere, its duly authorized Vice President Land, whose address is 625 East Kaliste Saloom Road, Lafayette, Louisiana, 70508, hereinafter referred to as "Assignor", for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), the receipt and adequacy of which is hereby acknowledged and full acquittance granted therefore, has granted, sold, conveyed and delivered and does hereby grant, sell, convey and deliver unto GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company, hereby represented by Robert C. Turnham Jr., its duly authorized Senior Vice President and Chief Operating Officer, whose address is 5847 San Felipe, Suite 700, Houston, Texas 77057, hereinafter referred to as "Assignee", forty-nine percent (49%) of Assignor's right title and interest in, to and under the following properties, assets, rights and interests:

     (1) Those certain oil, gas and/or mineral leases and other interests more fully and particularly described on and set forth in Exhibit "A," attached hereto and incorporated herein by reference, hereinafter referred to individually and collectively as "Leases."

     (2) All of Assignor's non-exclusive rights to the use and occupancy of the surface, including, without limitation, tenements, appurtenances, surface leases, easements, permits, licenses, servitude and rights-of-way in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases or Other Property, including, without limitation, those listed on Exhibit "A" hereto, except to the extent consisting of Excluded Assets (as that term is defined in the Purchase and Sale Agreement referenced herein), hereinafter referred to individually and collectively as "Easements."

     (3) All of Assignor's right, title and interest in and to all farmout agreements, unitization agreements, pooling agreements, unit declarations, gas sales or purchase contracts, operating agreements and contracts attributable to the Assets or other agreements and instruments (including all amendments thereto and any agreements settling claims asserted thereunder ) to the extent and only to the extent that the same relate, pertain or are incidental to the Easements, the Leases or the Other Property, including, without limitation, those listed on Schedule "B" hereto, but specifically excluding the Easements and Leases, hereinafter referred to individually and collectively as "Contracts".

    (4) (a) All of Assignor's right, title and interest in and to all wells (including, without limitation, all oil, gas, injection, disposal and other wells, whether active or inactive, productive or non-productive, plugged or abandoned or temporarily abandoned), equipment, facilities and personal property of any kind including but not limited to tubing, casing, wellheads, pumping units, production units, compressors, valves, meters, flow lines, pipelines, tanks, heaters, separators, dehydrators, pumps and injection units which are either located on or connected with the Leases or Easements and which are or have been used solely and exclusively in connection with the production, treatment, gathering or transportation of Hydrocarbons (as that term is defined in the Purchase and Sale Agreement referenced herein) from the Leases or Easements, and all wellbores and the tubing and equipment located therein;

     (b) all of the following insofar as the same are attributable to, appurtenant to, incidental to, or used for the operation of Leases or Easements:
(i) all unitization, communitization and pooling designations, declarations, agreements and orders covering the Leases or Easements, or any portion thereof, and the units and pooled or communitized areas created thereby; and (ii) all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, and all other books, files and records, information and data; and

     (c) license to all two (2) dimensional and three (3) dimensional seismic data, and all relevant backup information applicable thereto, with respect to thirty-one (31) square miles, more or less, Lafitte Field three (3) dimensional seismic survey, hereinafter referred to individually and collectively as "Other Property", except to extent constituting Excluded Assets.

     The Leases, the Easements, the Contracts, and the Other Property referred to above are hereinafter sometimes referred to individually and collectively in the singular as "Assets."

     However, this Sale and Assignment is made and accepted by Assignee subject to the following additional exceptions, reservations, covenants, conditions, agreements and stipulations.

     1. This Sale and Assignment is subject to the provisions of that certain Purchase and Sale Agreement between Texaco Exploration and Production, Inc. ("TEPI") and Assignor fully executed June 29, 1999 ("Agreement").

     2. Subject to the Agreement, Assignee will assume forty-nine percent (49%) of all duties, responsibilities, obligations and liabilities as forty-nine percent (49%) owner of the Assets and agrees to hold Assignor free and harmless from any and all liability therefor.

     3. Assignee, its successors or assigns, will not make any assignment of its forty-nine percent (49%) interest unless (a) the assignee agrees to assume its proportionate share of the plug and abandonment obligations, and (b) the assignee agrees to be bound by the terms of the May 20, 1999 Letter Agreement between Assignor and Assignee, the Purchase and Sale Agreement between Assignor and TEPI, referenced herein, and the Joint Operating Agreement between Assignor and Assignee dated June 1, 1999. The agreement of the assignee to the foregoing will be set forth in any future assignment of any right, title or interest by Assignee, its successors or assigns.

     4. As of the Effective date, Assignee will assume forty-nine percent (49%) of the Assumed Obligations, as that term is defined in the Agreement referenced herein.

     5. This Sale and Assignment is made expressly subject to the terms and conditions of that certain Letter Agreement by and between Assignor and Assignee dated May 20, 1999 (the "Letter Agreement") and the parties shall be bound by the terms and conditions contained in said Letter Agreement.

     This Sale and Assignment shall be effective June 1, 1999, 7:00 AM, local time ("Effective Date").

     All the terms and provisions of this Sale and Assignment are hereby expressly made subject to federal, state and local laws and to all orders, rules, regulations and standards issued thereunder by all dully constituted political subdivisions and agencies having jurisdiction.

     THIS CONVEYANCE IS EXECUTED WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO TITLE PROVIDED. IT IS FURTHER EXPRESSLY UNDERSTOOD BY THE PARTIES HERETO THAT ASSIGNOR DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO TITLE OR THE CONDITION OR STATE OF REPAIR OF THE ASSETS, THEIR VALUE, QUALITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY USES OR PURPOSES, NOR AS TO THE CURRENT VOLUME, NATURE, QUALITY, CLASSIFICATION, OR VALUE OF THE OIL, GAS OR OTHER MINERAL RESERVES THEREUNDER OR COVERED THEREBY, NOR WITH RESPECT TO ANY APPURTANCES THERETO BELONGING OR IN ANY WISE APPERTAINING TO SAID ASSETS, OR OTHERWISE.

     All of terms, provisions, covenants and agreements herein contained shall constitute covenants running with the land, and shall extend to and be binding upon the parties hereto, their respective successors and assigns.

     Executed on the day set forth below in the acknowledgment, but effective for all purposes as of the Effective Date.

         WITNESSES:                                 ASSIGNOR:

                                                    STONE ENERGY CORPORATION

---------------------------------------

---------------------------------------



                                                    ----------------------------
                                                    By:   E. J. Louviere
                                                          Vice President Land

                                                    Dated:
                                                           ---------------------


         WITNESSES:                           ASSIGNEE:

                                              GOODRICH PETROLEUM COMPANY, L.L.C.

---------------------------------------

---------------------------------------

                                              ----------------------------------
                                              By:      Robert C. Turnham, Jr.
                                                       Sr. Vice President and
                                                       Chief Operating Officer

                                              Dated:
                                                     ---------------------------



STATE OF LOUISIANA

PARISH OF LAFAYETTE

     BEFORE ME, on this day personally appeared E. J. Louviere, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Vice President Land of STONE ENERGY CORPORATION, a Delaware corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and official seal this         day of September, 1999.
                                                -------


                                                              Notary Public
                                                              Commission Expires

                                                              ------------------


STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, on this day personally appeared Robert C. Turnham, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Sr. Vice President and Chief Operating Officer of GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and official seal this       day of September, 1999.
                                               -------




                                                              Notary Public
                                                              Commission Expires

                                                              ------------------

                               SALE AND ASSIGNMENT


STATE OF LOUISIANA

PARISH OF JEFFERSON

     KNOW ALL MEN BY THESE PRESENTS, that GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company, herein represented by Robert C. Turnham, Jr., its duly authorized Senior Vice President and Chief Operating Officer, whose address is 5847 San Felipe, Suite 700, Houston, Texas 77057, hereinafter referred to as "Assignor", for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), the receipt and adequacy of which is hereby acknowledged and full acquittance granted therefore, has granted, sold, conveyed and delivered and does hereby grant, sell, convey and deliver unto GOODRICH PETROLEUM COMPANY-LAFITTE, L.L.C., a Louisiana limited liability company, hereby represented by Robert C. Turnham Jr., its duly authorized Senior Vice President and Chief Operating Officer, whose address is 5847 San Felipe, Suite 700, Houston, Texas 77057, hereinafter referred to as "Assignee", all of Assignor's right title and interest in, to and under the following properties, assets, rights and interests:

     (1) Those certain oil, gas and/or mineral leases and other interests more fully and particularly described on and set forth in Exhibit "A," attached hereto and incorporated herein by reference, hereinafter referred to individually and collectively as "Leases."

     (2) All of Assignor's non-exclusive rights to the use and occupancy of the surface, including, without limitation, tenements, appurtenances, surface leases, easements, permits, licenses, servitude and rights-of-way in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases or Other Property, including, without limitation, those listed on Exhibit "A" hereto, except to the extent consisting of Excluded Assets (as that term is defined in the Purchase and Sale Agreement referenced herein), hereinafter referred to individually and collectively as "Easements."

     (3) All of Assignor's right, title and interest in and to all farmout agreements, unitization agreements, pooling agreements, unit declarations, gas sales or purchase contracts, operating agreements and contracts attributable to the Assets or other agreements and instruments (including all amendments thereto and any agreements settling claims asserted thereunder) to the extent and only to the extent that the same relate, pertain or are incidental to the Easements, the Leases or the Other Property, including, without limitation, those listed on Schedule "B" hereto, but specifically excluding the Easements and Leases, hereinafter referred to individually and collectively as "Contracts".

     4) (a) All of Assignor's right, title and interest in and to all wells (including, without limitation, all oil, gas, injection, disposal and other wells, whether active or inactive, productive or non-productive, plugged or abandoned or temporarily abandoned), equipment, facilities and personal property of any kind including but not limited to tubing, casing, wellheads, pumping units, production units, compressors, valves, meters, flow lines, pipelines, tanks, heaters, separators, dehydrators, pumps and injection units which are either located on or connected with the Leases or Easements and which are or have been used solely and exclusively in connection with the production, treatment, gathering or transportation of Hydrocarbons (as that term is defined in the Purchase and Sale Agreement referenced herein) from the Leases or Easements, and all wellbores and the tubing and equipment located therein;

          (b) all of the following insofar as the same are attributable to, appurtenant to, incidental to, or used for the operation of Leases or Easements:
(i) all unitization, communitization and pooling designations, declarations, agreements and orders covering the Leases or Easements, or any portion thereof, and the units and pooled or communitized areas created thereby; and (ii) all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, and all other books, files and records, information and data; and

          (c) license to all two (2) dimensional and three (3) dimensional seismic data, and all relevant backup information applicable thereto, with respect to thirty-one (31) square miles, more or less, Lafitte Field three (3) dimensional seismic survey, hereinafter referred to individually and collectively as "Other Property", except to extent constituting Excluded Assets.

     The Leases, the Easements, the Contracts, and the Other Property referred to above are hereinafter sometimes referred to individually and collectively in the singular as "Assets."

     However, this Sale and Assignment is made and accepted by Assignee subject to the following additional exceptions, reservations, covenants, conditions, agreements and stipulations.

     1. This Sale and Assignment is subject to the provisions of that certain Purchase and Sale Agreement between Texaco Exploration and Production, Inc. ("TEPI") and Stone Energy Corporation ("Stone") fully executed June 29, 1999 ("Agreement").

     2. Subject to the Agreement, Assignee will assume forty-nine percent (49%) of all duties, responsibilities, obligations and liabilities as forty-nine percent (49%) owner of the Assets and agrees to hold Assignor free and harmless from any and all liability therefor.

     3. Assignee, its successors or assigns, will not make any assignment of its interest unless (a) the assignee agrees to assume its proportionate share of the plug and abandonment obligations, and (b) the assignee agrees to be bound by the terms of the May 20,1999 Letter Agreement between Assignor and Stone, the Purchase and Sale Agreement between Stone and TEPI, referenced herein, and the Joint Operating Agreement between Goodrich Petroleum Corporation and Stone dated June 1, 1999. The agreement of the assignee to the foregoing will be set forth in any future assignment of any right, title or interest by Assignee, its successors or assigns.

     4. As of the Effective date, Assignee will assume forty-nine percent (49%) of the Assumed Obligations, as that term is defined in the Agreement referenced herein.

     5. This Sale and Assignment is made expressly subject to the terms and conditions of that certain Letter Agreement by and between Assignor and Stone dated May 20, 1999 (the "Letter Agreement") and the parties shall be bound by the terms and conditions contained in said Letter Agreement.


     This Sale and Assignment shall be effective June 1, 1999, 7:00 AM, local time ("Effective Date").

     All the terms and provisions of this Sale and Assignment are hereby expressly made subject to federal, state and local laws and to all orders, rules, regulations and standards issued thereunder by all dully constituted political subdivisions and agencies having jurisdiction.

     THIS CONVEYANCE IS EXECUTED WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO TITLE PROVIDED. IT IS FURTHER EXPRESSLY UNDERSTOOD BY THE PARTIES HERETO THAT ASSIGNOR DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO TITLE OR THE CONDITION OR STATE OF REPAIR OF THE ASSETS, THEIR VALUE, QUALITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY USES OR PURPOSES, NOR AS TO THE CURRENT VOLUME, NATURE, QUALITY, CLASSIFICATION, OR VALUE OF THE OIL, GAS OR OTHER MINERAL RESERVES THEREUNDER OR COVERED THEREBY, NOR WITH RESPECT TO ANY APPURTANCES THERETO BELONGING OR IN ANY WISE APPERTAINING TO SAID ASSETS, OR OTHERWISE.

     All of terms, provisions, covenants and agreements herein contained shall constitute covenants running with the land, and shall extend to and be binding upon the parties hereto, their respective successors and assigns.

     Executed on the day set forth below in the acknowledgment, but effective for all purposes as of the Effective Date.

         WITNESS                             ASSIGNOR:

                                             GOODRICH PETROLEUM COMPANY, L.L.C.
-----------------------------

-----------------------------
                                              By:      Robert C. Turnham, Jr.
                                                       Sr. Vice President and
                                                       Chief Operating Officer


                                              Dated:
                                                     --------------------------
        WITNESSES:                    ASSIGNEE:

                                      GOODRICH PETROLEUM COMPANY-LAFITTE, L.L.C.
-----------------------------

-----------------------------

                                      By:      Robert C. Turnham, Jr.
                                               Sr. Vice President and
                                               Chief Operating Officer

                                      Dated:
                                             -----------------------------------


STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, on this day personally appeared Robert C. Turnham, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Sr. Vice President and Chief Operating Officer of GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and official seal this       day of September, 1999.
                                               -------



                                                             Notary Public
                                                             Commission Expires

                                                             -------------------

STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, on this day personally appeared Robert C. Turnham, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Sr. Vice President and Chief Operating Officer of GOODRICH PETROLEUM COMPANY-LAFITTE, L.L.C., a Louisiana limited liability company, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and official seal this        day of September, 1999.
                                               --------


                                                              Notary Public
                                                              Commission Expires

                                                              ------------------